UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: January 21, 2009

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

13737 Noel Road

Dallas, Texas 75240

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Tenet Healthcare Corporation (the “Registrant”) has reclassified certain financial information previously reported in its Annual Report on Form 10-K for the year ended December 31, 2007 (the “Form 10-K”), which was filed with the Securities and Exchange Commission (“SEC”) on February 26, 2008, from continuing operations to discontinued operations. The reclassification has no impact on total assets, liabilities, shareholders’ equity, net loss or cash flows provided by (used in) operating, investing and financing activities.

The reclassifications described below have been made to update the financial information included in the Form 10-K to present such financial information on a basis consistent with the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008, which was filed with the SEC on November 4, 2008.

The consolidated financial statements, including the notes thereto, for the years ended December 31, 2007, 2006 and 2005, as set forth in Item 8. Financial Statements and Supplementary Data of Exhibit 99.1, have been revised to reflect in discontinued operations the following six facilities: Community Hospital of Los Gatos; Garden Grove Hospital and Medical Center; Irvine Regional Hospital and Medical Center; San Dimas Community Hospital; USC Kenneth Norris Jr. Cancer Hospital; and USC University Hospital, all in California.

Based on sales or current plans to divest these hospitals, U.S. generally accepted accounting principles require that the results of operations of the hospitals be classified in discontinued operations on a retroactive basis in this filing and any future filings.

Item 6. Selected Financial Data and Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations have also been revised to conform to the presentation of the reclassified consolidated results of operations. Except for Note 4 to the consolidated financial statements, no part of Exhibit 99.1 has otherwise been updated to reflect events subsequent to the filing of the Form 10-K.

The attached information should be read together with the Form 10-K and the Registrant’s SEC filings subsequent to the Form 10-K, including its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
23.1	Consent of Deloitte & Touche LLP

23.2	Consent of KPMG LLP

99.1	Reclassified Financial Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

Date: January 21, 2009	By:	/S/ BIGGS C. PORTER
Biggs C. Porter
Chief Financial Officer

Date: January 21, 2009	By:	/S/ DANIEL J. CANCELMI
Daniel J. Cancelmi
Vice President and Controller